Exhibit 10.1

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT

This Amendment No. 1 to Term Loan Agreement (the “Agreement”) is by and between RBS Citizens, National Association (successor by merger to Citizens Bank of Massachusetts), having an address of 28 State Street, Boston, MA 02109 (the “Lender”) and Chase Corporation, a Massachusetts corporation having an address of 26 Summer Street, Bridgewater, MA 02324 (the “Borrower”).

R E C I T A L S

A.            Reference is hereby made to a certain Term Loan Agreement dated December 15, 2009, by and between the Lender and Borrower (the “Loan Agreement”).

B.            The loan obligations of Borrower are further evidenced by a certain Term Note dated December 15, 2009 from Borrower to Lender in the original principal amount of $7,000,000.00, as amended by a certain Amendment No. 1 and Allonge to Term Note of even date herewith extending the maturity date from December 15, 2012 to December 15, 2014 (collectively, the “Note”).

C.            The Note, the Loan Agreement and all other documents executed in connection therewith are sometimes collectively referred to herein as the “Loan Documents”.  The obligations evidenced by the Loan Documents are sometimes collectively referred herein as the “Loan”.

D.            Borrower has requested that Lender extend the maturity date as defined in the Loan Agreement.

E.             Lender has agreed to amend the terms of the Loan Agreement as requested by Borrower, provided that Borrower agrees with the terms set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower hereby agree to amend the Loan Agreement as follows:

1.             In order to extend the maturity date set forth in the Loan Agreement, Section 1.3(a) is hereby amended by deleting such section in its entirety and by substituting the following section therefor:

“1.3(a)                    The Borrower will make monthly interest and principal payments under the Loan as set forth in the Note.  The Loan shall mature on December 15, 2014 upon which date the entire remaining balance of the Loan, if any, shall be immediately due and payable.”

2.                                       As a condition of this Agreement, Borrower shall, at the time of execution of this Agreement:

(a)                                  reimburse Lender for its costs in connection with the loan modification including, without limitation, legal documentation costs;

(b)           execute and deliver to Lender the following:

(i)            an Amendment No. 1 and Allonge to Term Note; and

(ii)                                  any other documents reasonably requested by Lender.

The above-referenced documents, together with this Agreement, shall be referred to herein as the “Modification Documents”.  The definition of Loan Documents in this Agreement shall include the Modification Documents.

3.             Borrower hereby represents and warrants that (i)  its representations and warranties set forth in the Loan Agreement are true on and as of the date hereof as if made on such date (except to the extent that the same expressly relate to an earlier date or are affected by the consummation of transactions permitted hereby or by the Agreement); (ii) it is in compliance in all material respects with all of the terms and provisions set forth in the Loan Agreement on its part to be observed or performed; (iii) after giving effect to any extension of credit to be made on the date hereof, no Event of Default (as defined in the Loan Agreement) or event which, with the giving of notice or expiration of any applicable grace period or both would constitute an Event of Default, has occurred and is continuing; (iv) since the date of the financial statements most recently provided to Lender by Borrower, there has occurred no material adverse change in the assets or liabilities or the financial or other condition of Borrower; (v) it has full power to execute, deliver and perform its obligations under the Modification Documents and the execution, delivery and performance of the Modification Documents has been authorized and directed by the appropriate parties; (vi) this Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms; (vii) the execution, delivery and performance hereof will not violate any provision of any existing law or regulation applicable to Borrower or other governing documents or of any order or decree of any court, arbitrator or governmental authority or of any contractual undertaking to which it is a party or by which it may be bound; and (viii) no consents, licenses, approvals or authorizations of, exemptions by or registrations or filings with, any governmental authority are required with respect to this Agreement.

4.             If Borrower fails to comply with all the terms and conditions of this Agreement within applicable cure periods, if any, it shall constitute a default under this Agreement and under the other Loan Documents for which default Lender shall be entitled to pursue any or all of its rights and remedies under the Loan Documents.

5.             No other changes shall be made to the Loan Agreement and Borrower reaffirms its obligations under the Loan Documents in their entirety.  This Agreement is not intended to extinguish or affect any of the debt evidenced by the Note, except as set forth herein, or to otherwise modify any of the obligations under any of the Loan Documents.  Borrower hereby reaffirms that Borrower remains indebted to Lender without defense, counterclaim or offset.

6.             This Agreement is made in The Commonwealth of Massachusetts and shall be construed in accordance with its laws.  If any provision hereof is in conflict with any statute or rule of law of The Commonwealth of Massachusetts or any other statute or rule of law of any other applicable jurisdiction or is otherwise unenforceable, such provisions shall be deemed null and void only to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Agreement.

7.             This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other parties shall be a beneficiary hereunder.  Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

8.             This Agreement and any amendment hereof may be executed by the different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

[Remainder of page left intentionally blank.]

EXECUTED under seal as of the 28th day of February, 2012.

RBS CITIZENS, NATIONAL ASSOCIATION

By:
Witness	Name: William F. Lingard
Title: Senior Vice President

CHASE CORPORATION

By:
Witness	Name: Kenneth L. Dumas
Title: Chief Financial Officer

ACKNOWLEDGMENT OF GUARANTORS

The undersigned Guarantors acknowledge and agree to the foregoing Agreement to which this Acknowledgment is attached.  The Guarantors represent and warrant that as of the date of the execution of this Agreement and the effectiveness of the modifications contained herein, the Guaranties remain in full force and effect.  The Guarantors acknowledge and agree that their obligations under their respective Guaranties shall be construed under the laws of the Commonwealth of Massachusetts and each Guarantor hereby submits to the exclusive personal jurisdiction of the courts of the Commonwealth of Massachusetts.

Executed under seal as of the 28th  day of February, 2012.

Capital Services of New York, Inc.

By:
Witness	Name:
Title:

CIM Industries, Inc.

By:
Witness	Name:
Title: